EXHIBIT (a)(5)(iv)

EXHIBIT (a)(5)(iv)

INDEPENDENT AUDITORS’ CONSENT

Merrill Lynch Municipal Strategy Fund, Inc.:

We consent to the incorporation by reference in this Schedule TO (No. 033-54655) Issuer Tender Offer Statement of our reports dated December 10, 1998 and December 10, 1999 appearing in the annual reports to shareholders of Merrill Lynch Municipal Strategy Fund, Inc. for the years ended October 31, 1998 and October 31, 1999, respectively.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP Princeton, New Jersey July 17, 2000